As filed with the Securities and Exchange Commission on July 20, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

PIXELPLUS CO., LTD.

(Exact Name of Registrant as Specified in Its Charter)

The Republic of Korea	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5th Floor, Intellige I, KINS Tower

25-1 Jeongja-dong, Bundang-gu, Seongnam-si

Gyeonggi-do 463-811, The Republic of Korea

+82-31-600-5300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Pixelplus Co., Ltd. Stock Option Plan

(Full Title of the Plans)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

+1-212-894-8400

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Jong Han Kim, Esq.

Paul, Hastings, Janofsky & Walker

22nd Floor, Bank of China Tower

1 Garden Road, Central, Hong Kong

(852) 2867-1288

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common shares, par value (Won)500 per share	1,500,000	$1.64(2)	$2,460,000(2)	$264.00
Total	1,500,000

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the above-referenced plans.
(2)	These shares are offered under the Stock Option Plan. Pursuant to Rule 457(h)(1), the maximum aggregate offering price is calculated as the product of 1,500,000 shares issuable under the plan multiplied by the average of the high and low prices for the Registrant’s American Depositary Shares, or ADSs, as quoted on the Nasdaq National Market on July 19, 2006, or $1.64, which is equal to an aggregate offering price of $2,460,000.
(3)	These shares may be represented by the Registrant’s ADSs, each of which represents one-half of a common share. The Registrant’s ADSs issuable upon deposit of the common shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-130118), as amended.

Exhibit No.	Description
3.1	Articles of Incorporation of the Registrant (English translation)*

4.1	Specimen common share certificate (English translation)*

4.2	Specimen American Depositary Receipt*

4.3	Form of Deposit Agreement among the Registrant, JPMorgan Chase Bank, N.A., as depositary and holders of American Depositary Receipts*

5.1	Form of Opinion of Shin & Kim

10.1	Stock Option Plan (contained in Exhibit 3.1)*

10.2	Form of 2005 Stock Option Agreement**

23.1	Consent of Samil PricewaterhouseCoopers

23.2	Consent of Shin & Kim (contained in Exhibit 5.1)

24.1	Power of Attorney (see signature page of this Registration Statement)

*	Incorporated by reference to the Registrant’s Registration Statement on Form F-1 (File No. 333-130116) filed with the Commission on December 5, 2005 and as amended on December 12, 2005 and December 13, 2005. See Part II, Item 3(c) hereunder.
**	Incorporated by reference to the Registrant’s annual report on Form 20-F filed with the Commission on June 26, 2006. See Part II, Item 3(a) hereunder.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Part II, Item 3 of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Pixelplus Co., Ltd. (the “Registrant”) with the Commission are incorporated by reference herein:

(a) The Registrant’s annual report on Form 20-F (File No. 000-51643) filed with the Commission on June 26, 2006 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which includes audited financial statements for the Registrant’s 2005 fiscal year.

(b) The description of the Registrant’s common shares contained in its Registration Statement on Form 8-A (File No. 000-51643) filed with the Commission on December 5, 2005 pursuant to the Exchange Act, which incorporates by reference the description of the Registrant’s common shares set forth under “Description of share capital” in the Registrant’s prospectus filed with the Commission on December 21, 2005 pursuant to Rule 424(b)(1) of the Securities Act.

(c) Exhibits 3.1, 4.1, 4.2 and 4.3 to the Registrant’s Registration Statement on Form F-1 (File No. 333-130116) filed with the Commission on December 5, 2005 and as amended on December 12, 2005 and December 13, 2005. See Part II, Item 8 hereof.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

Article 400 of Korean Commercial Code (the “KCC”) allows a corporation to release the liability of its director against the corporation for damages arising from a violation of a law or the articles of incorporation, or from negligence of the person’s duties as a director under the KCC by the unanimous consent of the shareholders of the corporation.

Article 450 of the KCC provides that a director of a corporation shall be deemed to have been released from their liability by the corporation if a contrary resolution has not been adopted within two years after the ordinary general meeting of the shareholders of the corporation at which the financial statement was approved, except where the director has engaged in a dishonest act. Generally, Korean courts interpret that the liability to be released under Article 450 of the KCC is limited to those arising from information contained in the corporation’s financial statement.

The Registrant maintains a director’s and officers’ liability insurance policy covering potential liabilities of our directors and officers.

Item 7. Exemption from Registration Claimed

Not Applicable

Item 8. Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation of the Registrant (English translation)*

4.1	Specimen common share certificate (English translation)*

4.2	Specimen American Depositary Receipt*

4.3	Form of Deposit Agreement among the Registrant, JPMorgan Chase Bank, N.A., as depositary and holders of American Depositary Receipts*

5.1	Form of Opinion of Shin & Kim

10.1	Stock Option Plan (contained in Exhibit 3.1)*

10.2	Form of 2005 Stock Option Agreement**

23.1	Consent of Samil PricewaterhouseCoopers

23.2	Consent of Shin & Kim (contained in Exhibit 5.1)

24.1	Power of Attorney (see signature page of this Registration Statement)

*	Incorporated by reference to the Registrant’s Registration Statement on Form F-1 (333-130116) filed with the Commission on December 5, 2005 and as amended on December 12, 2005 and December 13, 2005. See Part II, Item 3(c) hereunder.
**	Incorporated by reference to the Registrant’s annual report on Form 20-F filed with the Commission on June 26, 2006. See Part II, Item 3(a) hereunder.

Item 9. Undertakings

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Republic of Korea, on the 6th day of July, 2006.

PIXELPLUS CO., LTD.

By:	/s/ Seo Kyu Lee
Name:	Seo Kyu Lee
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Seo Kyu Lee and Moon Sung Kim, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in-person, ratify and confirm all those said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Seo Kyu Lee Seo Kyu Lee	President and Chief Executive Officer (principal executive officer) and Director (Representative Director)	July 20, 2006

/s/ Moon Sung Kim Moon Sung Kim	Chief Financial Officer (principal financial and accounting officer), Senior Vice President and Director	July 20, 2006

/s/ Sang Soo Lee Sang Soo Lee	Chief Technology Officer, Executive Vice President and Director	July 20, 2006

/s/ Dongwoo Chun Dongwoo Chun	Independent Director	July 20, 2006

/s/ Ha Jin Jhun Ha Jin Jhun	Independent Director	July 20, 2006

/s/ Choong-Ki Kim Choong-Ki Kim	Independent Director	July 20, 2006

/s/ Taek Jin Nam Taek Jin Nam	Independent Director	July 20, 2006

Signature of authorized representative in the United States

Pursuant to the Securities Act of 1933, as amended, the undersigned, being the duly authorized representative in the United States of Pixelplus Co., Ltd. has signed this Registration Statement or amendment thereto in the City of Newark, State of Delaware, on July 20, 2006.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation of the Registrant (English translation)*

4.1	Specimen common share certificate (English translation)*

4.2	Specimen American Depositary Receipt*

4.3	Form of Deposit Agreement among the Registrant, JPMorgan Chase Bank, N.A., as depositary and holders of American Depositary Receipts*

5.1	Form of Opinion of Shin & Kim

10.1	Stock Option Plan (contained in Exhibit 3.1)*

10.2	Form of 2005 Stock Option Agreement**

23.1	Consent of Samil PricewaterhouseCoopers

23.2	Consent of Shin & Kim (contained in Exhibit 5.1)

24.1	Power of Attorney (see signature page of this Registration Statement)

*	Incorporated by reference to the Registrant’s Registration Statement on Form F-1 (333-130116) filed with the Commission on December 5, 2005 and as amended on December 12, 2005 and December 13, 2005. See Part II, Item 3(c) hereunder.
**	Incorporated by reference to the Registrant’s annual report on Form 20-F filed with the Commission on June 26, 2006. See Part II, Item 3(a) hereunder.